UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 18, 2024, Galaxy Gaming, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Evolution Malta Holding Limited, a company registered in Malta (“Parent”), and Galaga Merger Sub, Inc., a Nevada corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, each share of Company common stock, par value $0.001 per share (each a “Company Common Stock”), that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than any Company Common Stock (i) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Nevada law or (ii) owned by Parent, Merger Sub, the Company or by any of their respective Subsidiaries, will be converted automatically into the right to receive $3.20 per share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, each outstanding Company stock option that has a per share exercise price that is less than the Merger Consideration (each, an “In-the-Money Company Stock Option”) that is outstanding and unexercised immediately prior to the Effective Time will, at the Effective Time, be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest), equal to (A) the number of shares of Company Common Stock underlying such In-the-Money Company Stock Option multiplied by (B) the excess of (1) the Merger Consideration minus (2) the per share exercise price of such In-the-Money Company Stock Option (the “Stock Option Consideration”). Each Company stock option (whether vested or unvested) that is not an In-the-Money Company Stock Option will, at the Effective Time, be automatically cancelled for no consideration.

Except as described in the following paragraph, each Company Stock Award (as defined in the Merger Agreement) that vests solely on the basis of time and that is outstanding immediately prior to the Effective Time will, at the Effective Time, be fully vested automatically cancelled and converted into the right to receive an amount in cash (without interest), equal to (A) the number of shares of Company Common Stock underlying such Company Stock Award multiplied by (B) the Merger Consideration (the “Stock Award Consideration”).

Each Company Stock Award that vests the basis of time and performance and that is outstanding immediately prior to the Effective Time, or that was granted on or after July 18, 2024 but prior to the Effective Time and that is outstanding immediately prior to the Effective time, will, at the Effective Time, be cancelled and converted into a contingent right to receive an amount in cash (without interest), equal to the Stock Award Consideration with respect to the maximum number of shares of Company Common Stock still eligible to be earned and subject to such Company Stock Award as of the Effective Time (each, a “Contingent Performance Cash Award”). Each Contingent Performance Cash Award will generally be subject to the same terms and conditions (including vesting terms and any terms providing for “double-trigger” acceleration of vesting) that applied to the Company Stock Award from which it was converted as of immediately prior to the Effective Time, subject to certain adjustments to reflect the Merger.

At the Effective Time, each Company Warrant (as defined in the Merger Agreement) shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other person, cease to represent a Company Warrant exercisable for Company Common Stock and convert into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Warrant prior to the Effective Time multiplied by (ii) the excess of (A) the Merger Consideration minus (B) $0.01.

The foregoing amounts will be paid promptly after the Effective Time, less applicable withholdings taxes.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to carry on its business in all material respects in the ordinary course of business and to use reasonable best efforts to cooperate in seeking regulatory approvals and not to engage in certain specified activities without Parent’s prior consent.

Subject to certain exceptions, the Company has agreed not to initiate, solicit, or knowingly facilitate, (including by way of furnishing non-public information) the submission of any inquiries, regarding, or the making of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives an unsolicited bona fide Takeover Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement that the Board of Directors of the Company (the “Board”) or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or is reasonably expected to result in a Superior Proposal (as defined in the Merger Agreement), and that failure to take such actions would be inconsistent with its directors’ fiduciary duties under applicable law, the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Takeover Proposal, provided that the Company shall promptly provide written notice to Parent of such determination, in each case, subject to the terms of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Company has agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Board will recommend that the Merger Agreement and the Merger be adopted and approved by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has concluded in good faith after consultation with its financial advisor and outside legal counsel that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law.

Consummation of the Merger is subject to certain conditions, including approval by at least a majority of the voting power of the outstanding shares of Company Common Stock of the Merger Agreement and the transactions contemplated thereby, including the Merger, and the receipt of certain gaming regulatory approvals.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if (i) the Merger has not been successfully completed by July 18, 2025 (subject to extension through October 18, 2025 in the event that certain conditions with respect to the receipt of certain gaming regulatory approvals remain unsatisfied as of such date, and through January 18, 2026 in the event that such conditions remain unsatisfied as of such subsequent date (such date the “Outside Date”)); (ii) a governmental authority of competent jurisdiction (excluding gaming regulators, other than with respect to certain gaming regulatory approvals) has issued a final and non-appealable governmental order prohibiting the Merger, (iii) the approval of at least a majority of the voting power of the outstanding shares of Company Common Stock of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not obtained and (iv) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events set forth in the Merger Agreement, the Company may be required to pay Parent a termination fee of $2,617,339. In addition, in connection with a termination of the Merger Agreement under specified circumstances, including in the event of termination resulting from the failure to obtain certain gaming regulatory approvals, Parent may be required to pay the Company a termination fee of $5,234,678.

The Board has (i) determined that the Merger Agreement and the Transactions (as defined in the Merger Agreement), including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance by the Company of the Merger Agreement, performance by the Company of its covenants and agreements contained therein, and the consummation by the Company of the Merger and the Transactions upon the terms and subject to the conditions contained in the Merger Agreement, (iii) declared the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, advisable, (iv) directed that the adoption of the Merger Agreement be submitted to a vote at a special meeting of the holders of the Company Common Stock, (v) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of the Company adopt and approve the Merger, the Merger Agreement and the Transactions at a special meeting of the holders of the Company Common Stock, and (vi) subject to the terms and conditions set forth in the Merger Agreement, approved all necessary actions so that the restrictions in Takeover Laws (as defined in the Merger Agreement) are not applicable to the Company, Parent, Merger Sub, each of their affiliates and subsidiaries, the Merger Agreement, or the Transactions.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01. Regulation FD Disclosure.

On July 18, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Support Agreements

As an inducement to Parent entering into the Merger Agreement, on July 18, 2024, each member of the Board, who collectively beneficially own shares representing approximately 13.65% of the voting power of the Company Common Stock, entered into Support Agreements with Parent (collectively, the “Support Agreements”), pursuant to which the members of the Board have agreed to, among other things, vote their shares (i) in favor of (A) the adoption and approval of the Merger Agreement and the approval of the Merger, (B) the approval of any proposal to adjourn or postpone a special meeting of the Company’s stockholders to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 5.12(b) of the Merger Agreement, and (C) the approval of any other proposal considered and voted upon by the Company’s stockholders at any meeting of the stockholders of the Company necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any (A) Takeover Proposal, (B) change in the Company’s Board, (C) action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement and (D) other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement, subject to the terms and conditions set forth in the Support Agreements.

Employee FAQ

On July 18, 2024, the Company sent to its employees a set of frequently asked questions related to the Merger. A copy of these frequently asked questions are attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 18, 2024, by and among Galaxy Gaming, Inc., Evolution Malta Holding Limited, and Galaga Merger Sub, Inc.

99.1	Press Release, dated July 18, 2024.

99.2	Employee FAQ.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.galaxygaming.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2024 annual meeting of stockholders, filed with the SEC on April 26, 2024, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed transaction; the risk that the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024, as updated by the Company’s subsequent periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2024

GALAXY GAMING, INC.

By: /s/ Steven Kopjo

Steven Kopjo

CFO, Secretary and Treasurer